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                                                                     Exhibit 5.1
                                                                     -----------
                              CLARK W. HOLESINGER
                                Attorney at Law
                               6195 Central Ave.
                               Portage, IN 46368

Telephone # (219) 763-7246                            Facsimile # (219) 762-7525


                                 May 20, 1996


Setab Alpha, Inc.
244 Greenyard Drive, Suite B
Ballwin, Missouri 63011

     Re:  Registration Statement on Form S-4
          ----------------------------------

Gentlemen:

     I have acted as special counsel for Setab Alpha, Inc., a Missouri corporation ( the "Company"), in connection with various legal matters related to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of 6,241,762 shares of (i) Class B common stock, $0.001 par value per share, of the Company (the "Class B Common Stock") issuable in connection with the merger of American Artists Film Corporation with and into the Company, and
(ii) Class A common stock, $0.001 par value per share, of the Company (the "Class A Common Stock") issuable upon conversion of the Class B Common Stock.

     I have examined such corporate records of the Company, such laws and such other information as I have deemed relevant, including the Company's Articles of Incorporation (as amended), Amended and Restated ByLaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies and the correctness of statements submitted to me by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

     2. The Class B Common Stock being issued by the Company, if issued in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

     3. The Class A Common Stock subject to issuance by the Company, if issued pursuant to the conversion of the Class B Common Stock, will be validly issued and outstanding and will be fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. I also consent to your filing of copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Class A and Class B Common Stock.

                          Very truly yours,

                               /s/ Clark W. Holesinger

                               Clark W. Holesinger